                                                                   EXHIBIT 10.19

[NORTH POINTE INSURANCE CO. LOGO]

                                  May 30, 2000

David Leisure
CSAC Agency
7373 W Saginaw Highway
Lansing MI 48909

Dear Mr. Leisure:

      Thank you for your interest in the North Pointe Insurance Company auto insurance program. Enclosed please find an Agency Agreement, which requires the signature of a managing representative of your agency. Please return the Agency Agreement as soon as possible. A completed copy will be returned to you for your records.

      We welcome your interest in the North Pointe auto insurance program and look forward to a long and profitable relationship.

                                     Sincerely,

                                     /s/ Brandy Willingham

                                     Brandy Willingham
                                     Agency Licensing Administrator

Enclosures

   P.O. Box 2223, Southfield, MI 48037-2223 - 28819 Franklin Road, Suite 300, Southfield, MI 48034-1656 (800) 229-67420 - (248) 358-1171 - Fax (248) 357-3895

                         NORTH POINTE INSURANCE COMPANY
                         PERSONAL LINES AGENCY AGREEMENT

      This AGENT AGREEMENT, entered into on May 30, 2000, by and between NORTH POINTE INSURANCE COMPANY, 28819 Franklin Road, Suite 300, Southfield, Michigan 48034 ("Company") and CSAC AGENCY, 7373 W Saginaw Highway, Lansing MI 48909 ("Agent").

                                   WITNESSETH

      In consideration of the mutual covenants, conditions and agreements herein contained, the Company and the Agent agree as follows:

                                   ARTICLE I

                             AUTHORITY OF THE AGENT

A. The Company grants authority to the Agent to solicit no-fault auto insurance on behalf of the Company, subject always to acceptance by the Company.

B. Agent is granted authority to bind no-fault auto insurance policies in the State of Michigan. Agent is specifically PROHIBITED and NOT AUTHORIZED to alter, by endorsement or otherwise, insurance policies, binders or any other documents duly issued by the Company.

C. Agent shall submit to the Company the appropriate copy of any and all binders issued by the Agent together with the applications for no-fault auto insurance. The Company may, at its sole discretion, elect to review, approve, reject, re-rate or quote alternatives to such applications. The Company shall prepare and issue policies, endorsements and other necessary documents which shall be forwarded to the Agent for delivery to the insured on business accepted by the Company.

      Agent shall have NO AUTHORITY to execute any policies, endorsements or documents other than binders.

                                   ARTICLE II

                        PREMIUM REPORTING AND ACCOUNTING

A. Agent shall be liable to the Company for all premium due the Company on insurance written through the Agent, except as hereinafter set forth. If the Agent is paid by an insured whose check is returned for "Non Sufficient Funds" (NSF), in that event, if a copy of both sides of the NSF check is returned to the Company, within thirty (30) days of the effective date of the policy, the Company will cancel the insured's policy flat.

B. All premiums collected by the Agent on business placed with the Company is the property of the Company and shall be held by the Agent in trust m a properly maintained fiduciary account. Agent shall make no deductions therefrom before making payment to the Company.

C. On all business placed by or through the Agent, Agent shall remit to the Company gross premiums, within forty-eight (48) hours after issuance of a binder, with the application and copy of binder. Agent will also be responsible to remit any and all gross installment premiums or the down payment of a Company financed premium collected by the Agent.

   P.O. Box 2223, Southfield, MI 48037-2223 - 28819 Franklin Road, Suite 300, Southfield, MI 48034-1656 (800) 229-67420 - (248) 358-1171 - Fax (248) 357-3895

D. The Company will bill directly to policyholders for amounts due on installment premiums due the Company. Agent shall be governed by Article
      II. B. and C. in the event a renewal or installment payment is made to the Agent by a policyholder.

E. If an insured under a policy placed by or through the Agent is entitled to the return of premium due to policy cancellation, audit or for any other reason, Agent shall (either during the continuance of this Agreement or after its termination) refund and return commission paid to the Agent on that portion of the returned premium, within ten (10) days after notice to the Agent of the return of premium. The Company may, in its sole discretion, offset the return commission against any Agent commissions payable by the Company.

F. It is agreed that, if any additional premium developed by audit is charged and billed by the Company, and such additional premium cannot be collected by the Agent, the Company, at its sole option, may relieve the Agent of responsibility for the payment of such premium to the Company as aforesaid, provided that the Agent gives written notice thereof to the Company in writing within sixty (60) days of the Company's billing date appearing on the Premium Adjustment Statement. Upon receiving such notice, the Company may undertake direct collection from the insured of the gross amount of premium due, and no commissions will be payable to the Agent on such additional audit gross premium when collected directly by the Company.

                                  ARTICLE III

                    POLICY REPORTING AND MAINTAINING RECORDS

      Agent shall maintain a complete separate record of all transactions involving the Company and its policyholders, including records of all policies, endorsements and modifications issued by the Company, billing and accounting transactions and notices of all claims or occurrences representing potential claims. All such records shall be open to inspection by the Company or its authorized representative upon reasonable notice.

                                   ARTICLE IV

                                   COMMISSIONS

A. The commissions payable hereunder by the Company to the Agent are shown in the Schedule of Commissions set forth in Addendum A attached hereto and incorporated by reference herein and as modified in writing and executed by both parties from time to time. Commissions will be paid on the 15th day of that month which follows receipt of the gross premium remittance from the Agent, or from a premium finance company, as the case, may be. Commissions payable are determined by applying the commissions set forth in Addendum A to the gross premium credited for the month in question. (This may vary from the gross premium received in the event of prepayment on direct billed policies.)

                                   ARTICLE V

                       REPORTING OF CLAIMS AND OCCURRENCES

      Agent shall report to the Company all claims involving coverages placed with the Company reported to the Agent, and all occurrences or potential claims, immediately upon receipt of such notice, however obtained or received; and shall forward to the Company immediately all letters, legal documents or other written information.

                                   ARTICLE VI

                                 INDEMNIFICATION

      Agent agrees to indemnify and hold the Company harmless for any settlements, verdicts, judgments, or arbitration awards which the Company may become obligated to pay as a result of the negligence of the Agent, or any acts, representations or omissions which are beyond the scope of the Agents' express authority as set forth in this Agreement. Agent agrees to reimburse the Company for any and all such settlements, verdicts, judgments or arbitration awards and to reimburse the Company for attorney fees and expenses, adjusting and administrative expenses, and court costs incurred in the defense of any such claims.

      The Company agrees to indemnify and hold Agent harmless for any settlement, verdicts, judgments, or arbitration awards which Agent may become obligated to pay as a result of the negligence of Company. The Company agrees to reimburse Agent for any and all such settlements, verdicts, judgments, or arbitration awards and to reimburse Agent for attorney fees and expenses, and court costs incurred in the defense of any such claims.

                                  ARTICLE VII

                           OTHER TERMS AND CONDITIONS

A. The Company shall not be responsible for any expenses of Agent whatsoever, nor for any claim adjustment fees or expenses incurred by the Agent without the prior express written consent of the Company.

B. All policy forms, rate manuals, and similar supplies furnished to the Agent by the Company shall remain the property of the Company and shall be returned to the Company promptly upon demand.

C. Agent is required and agrees to maintain Errors and Omissions Insurance in an amount, form and with a carrier acceptable to the Company.

D.    This Agreement shall terminate:

      (1) Automatically, without notice, in the event and effective upon the Agent's license or authorization to engage in any insurance business is terminated or suspended by any public authority. Agent hereby agrees to provide the Company written notice of any such termination or suspension immediately upon receiving such information.

      (2) Automatically on the effective date of the sale or transfer of the Agent's business or consolidation with a successor firm, unless the Company agrees in writing to its assignment.

      (3) Automatically, if either party makes an assignment for the benefit of creditors, or upon the filing, by or against either party, of a petition of insolvency, receivership, or bankruptcy or any other proceeding for a creditor's settlement of that party's debts.

      (4) At any time upon thirty (30) days' written notice by either party to the other, WITHOUT ASSIGNING CAUSE, and upon any termination each party hereby WAIVES any claim against the other for loss of prospective profits.

E. In the event of termination of the Agreement, Agent's records, use and control of expirations shall remain the property of Agent, provided Agent shall promptly account for and pay to the Company all premiums for which Agent may be liable. If Agent fails to do so within 30 days of termination of this Agreement, the records, use and control of expirations shall be vested exclusively in the Company.

F. The provisions set forth in any article or paragraph of this Agreement are considered separable, and if for any reason any of them shall be held to be unenforceable, such holding shall not have any effect whatsoever on the enforceability of any other article or a sub-part thereof.

G. No delay or omission by any party in exercising any right shall operate as a waiver of such right or of any other right in the future. No party shall be deemed to have waived any of it rights hereunder unless such waiver is in writing and signed by the parties.

H. This Agreement may not be assigned by the Agent without the express written consent of the Company.

I. The terms of this Agreement shall be governed by the laws of the State of Michigan.

J. Because of the confidential nature of the business relationship between the parties, the parties agree, except where required by law, to maintain in confidence and not disclose to any third parties the contents of this Agreement, amendments or other business dealings between the parties.

      IN WITNESS WHEREOF, the Company and the Agent have executed this Agreement this 29th day of May, 2000.

FOR THE COMPANY                             FOR THE AGENT

By: /s/ Donald C. Williams                  By: /s/ David A. Leisure
    -----------------------                     -------------------------------

Title: Vice President                       Title: Manager, CSAC Agency

Witness: /s/ Rosemary Phelan                Witness: /s/ Rosemary Phelan
         -------------------                         ---------------------------

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                                   ADDENDUM A

      This Addendum is to be attached to and be a part of the PERSONAL LINES AGENCY AGREEMENT dated May 30, 2000, by and between NORTH POINTE INSURANCE COMPANY ("Company") and CSAC Agency, 7373 W Saginaw Highway, Lansing MI 48909 ("Agent").

                             SCHEDULE OF COMMISSIONS

      Unless otherwise determined by the Company on an individual risk basis, the following are the Commission rates payable to Agent for personal lines of insurance:

      Line of Business Commission Rate      Commission Rate
Private Passenger Automobile                      16%

      IN WITNESS WHEREOF, the Company and Agent have executed this Addendum this 29th day of May, 2000.

FOR THE COMPANY                             FOR THE AGENT

By: /s/ Donald C. Williams                  By: /s/ David A. Leisure
    -----------------------                     -------------------------------

Title: Vice President                       Title: Manager, CSAC Agency

Witness: /s/ Rosemary Phelan                Witness: /s/ Rosemary Phelan
         -------------------                         ---------------------------


   P.O. Box 2223, Southfield, MI 48037-2223 - 28819 Franklin Road, Suite 300, Southfield, MI 48034-1656 (800) 229-67420 - (248) 358-1171 - Fax (248) 357-3895